UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2014

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 22, 2014, the Board of Directors (the “Board”) of Premier, Inc. (the “Company”) reappointed its committees and assigned Jody R. Davids to the Audit and Compliance Committee, as noted below. As previously disclosed, Ms. Davids will join the Board on January 28, 2015. The composition of the Board committees, effective January 28, 2015, is set forth in the table below:

	Audit and Compliance Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Member Agreement Review Committee

Susan D. DeVore					X
Richard J. Statuto		X		X
Charles E. Hart, MD		X	Chair
Robert Issai			X
William E. Mayer*		Chair		X	Chair
Keith B. Pitts		X		Chair
Tomi S. Ryba			X
Terry D. Shaw				X
Susan S. Wang*†	Chair				X
Alan R. Yordy			X
Lloyd H. Dean		X
Peter S. Fine				X
Philip A. Incarnati				X
Ellen C. Wolf*	X		X		X
Stephen R. D’Arcy*	X	X
Jody R. Davids*	X

*	The Board has determined that these directors are independent for purposes of the NASDAQ corporate governance listing standards.
†	The Board has determined that Ms. Wang qualifies as an “audit committee financial expert” under the federal securities laws and regulations.

The Audit and Compliance Committee of the Board of Directors also maintains a Conflict Advisory Committee, which includes Ms. Wang, Ms. Wolf, Mr. D’Arcy, the Company’s General Counsel and the Chief Ethics and Compliance Officer, and an advisory Disclosure Committee, which includes among others, the Company’s General Counsel, the Corporate Controller and the Chief Ethics and Compliance Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
	Name:	Susan D. DeVore
	Title:	Chief Executive Officer and President

Date: December 23, 2014